                                                                  Exhibit (99)-4

                         CONSENT OF EDWARD F. MITCHELL

    In accordance with Rule 438 under the Securities Act of 1933, I hereby consent to be named as a person to become a director of Constellation Energy Corporation in the Joint Proxy Statement/ Prospectus, which is part of a Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission on or about December 6, 1995.

                                          /s/ Edward F. Mitchell
                  --------------------------------------------------------------
                                            Edward F. Mitchell

December 6, 1995
Washington, D.C.